Exhibit 5.2

April 30, 2021

Gray Television, Inc.

4370 Peachtree Road, N.E.

Atlanta, Georgia 30319

Ladies and Gentlemen:

We have served as North Carolina local counsel to Raycom Sports Network, Inc., a North Carolina corporation (“Raycom”). We furnish this opinion in connection with the preparation of an automatic shelf registration statement on Form S-3 (the “Registration Statement”) to be filed today by Gray Television, Inc. (“Gray”), Raycom and other registrants with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities: (i) shares of common stock, no par value, of Gray; (ii) shares of Class A common stock, no par value, of Gray; (iii) shares of preferred stock, no par value, of Gray, in one or more series, certain of which may be convertible into or exchangeable for Common Stock or Class A Common Stock; (iv) debt securities of Gray (the “Debt Securities”), in one or more series, certain of which may be convertible into or exchangeable for Common Stock or Class A Common Stock; (v) the Subsidiary Guarantees (as defined below); (vi) warrants to purchase Common Stock, Class A Common Stock, Preferred Stock, Debt Securities or any combination thereof; and (vi) units consisting of one or more of the securities described in clauses (i) through (vi) above and which may include debt obligations of third parties, in each case as contemplated by the Registration Statement to which this opinion is an exhibit. Gray’s obligations under the Debt Securities may be guaranteed (the “Subsidiary Guarantees” and, together with the Debt Securities, the “Securities”) by one or more of Gray’s subsidiaries (the “Guarantors”), including Raycom (such guarantees by Raycom, the “Raycom Guarantees”).

The Securities are to be issued pursuant to one or more indentures with respect to the Securities (together with any supplemental indenture thereto, the “Indenture”), to be entered into by and among Gray, a trustee to be named in the Indenture and the other parties thereto. The Securities are to be issued in the form set forth in the Indenture. The Indenture may be supplemented, as applicable, in connection with the issuance of each such series of Securities, by a supplemental indenture or other appropriate action of Gray creating such series of Securities.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act. A copy of this opinion letter is also being provided to Jones Day, counsel assisting Gray in the filing of the Registration Statement, with the understanding that Jones Day will rely upon this opinion letter in providing its opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinions expressed herein, we have reviewed such matters of law and examined original, or copies certified or otherwise identified, of the Articles of Incorporation of Raycom, as amended, and the Bylaws of Raycom (collectively, the “Governing Instruments”), a Certificate of Existence regarding Raycom from the North Carolina Secretary of State dated April 30, 2021, and such other documents, records, agreements and certificates as we have deemed necessary as a basis for the opinions expressed herein. In such review, we have assumed the genuineness of all signatures, the capacity of all natural persons, the authenticity of all documents and certificates submitted to us as originals or duplicate originals, the conformity to original documents and certificates of the documents and certificates submitted to us as certified, photostatic, conformed, electronic or facsimile copies, the

ROBINSON, BRADSHAW & HINSON, P.A. : robinsonbradshaw.com Charlotte Office : 101 N. Tryon St., Ste. 1900, Charlotte, NC 28246 : 704.377.2536

Raycom Sports Network, Inc.

April 30, 2021

authenticity of the originals of such latter documents and certificates, the accuracy and completeness of all statements contained in all such documents and certificates, and the integrity and completeness of the minute books and records of Raycom to the date hereof. As to all questions of fact material to the opinions expressed herein that have not been independently established, we have relied, without investigation or analysis of any underlying data, upon certificates and statements of public officials and representatives of Raycom. To the extent that Raycom’s obligations will depend on the enforceability of a document against other parties to such document, we have assumed that such document is enforceable against such other parties.

The opinions set forth herein are further subject to the following assumptions, qualifications, limitations and exceptions being true and correct at the time of delivery of any Securities to be offered and sold under the Registration Statement:

(a) the Registration Statement and any amendments thereto (including post-effective amendments) shall be effective under the Securities Act, and the applicable Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended;

(b) a prospectus supplement describing such Securities shall have been prepared, delivered and filed with the Commission in accordance with the Securities Act and the applicable rules and regulations thereunder;

(c) such Securities shall be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus supplement;

(d) all necessary corporate action shall have been taken to authorize the issuance of such Securities, including the Raycom Guarantees, and any other securities issuable upon conversion, exchange, exercise, redemption or settlement thereof, and to establish the terms thereof, so as not to violate any applicable law, result in a default under or breach of any agreement or instrument binding upon Gray, Raycom or the other Guarantors party thereto or conflict with any requirement, restriction or order imposed by any court or governmental body having jurisdiction over Gray, Raycom or the other Guarantors party thereto;

(e) a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities (the “Underwriting Agreement”) shall have been duly authorized, validly executed and delivered by Gray, Raycom, the other Guarantors of such Securities, if any, and the other parties thereto;

(f) such Securities shall have been delivered in accordance with the provisions of the applicable Underwriting Agreement upon receipt by Gray of the consideration therein provided, which consideration shall be lawful;

(g) all necessary corporate action shall have been taken by Gray, Raycom and each of the Guarantors party thereto to authorize, designate and establish the terms of such Securities in accordance with the terms of the applicable Indenture so as not to violate any applicable law, and such Securities shall not include any provision that is unenforceable;

(h) the Indenture has been duly authorized, executed and delivered by Gray, Raycom, the other Guarantors party thereto and the Indenture trustee,

Raycom Sports Network, Inc.

April 30, 2021

(i) any required supplement, amendment or modification to the applicable Indenture (a “Supplemental Indenture”) shall have been executed and delivered by Gray, Raycom, the other Guarantors party thereto and the Indenture trustee;

(j) forms of such Securities complying with the terms of the Indenture and evidencing such Securities shall have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture; and

(k) in the case of any Indenture, Supplemental Indenture, Underwriting Agreement or other agreement or instrument pursuant to which any Securities are to be issued, there shall be no terms or provisions contained therein that would affect the validity of any of the opinions rendered herein.

Based upon the foregoing, and subject to all the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1.	Raycom is a corporation validly existing under the laws of the State of North Carolina.

2.	The Raycom Guarantees will, when issued, have been duly authorized by Raycom.

The foregoing opinions are limited to the laws of the State of North Carolina, and we are expressing no opinion as to the effect of the laws of other jurisdictions. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

We are members of the Bar of the State of North Carolina and do not purport to be experts in the laws of any jurisdiction other than the State of North Carolina and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus that is included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours, ROBINSON, BRADSHAW & HINSON, P.A.
/s/ Robinson, Bradshaw & Hinson, P.A.

cc:	Jones Day